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                                 FIRST AMENDMENT

                                       to

                       STOCK AND ASSET PURCHASE AGREEMENT

                                     between

                              ITT INDUSTRIES, INC.

                                       and

                         COOPER-STANDARD AUTOMOTIVE INC.

                          Dated as of February 6, 2006

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FIRST AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT

              FIRST AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT

            THIS FIRST AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT (this
"Amendment"), dated as of February 6, 2006, amends that certain Stock and Asset
Purchase Agreement, dated as of December 4, 2005, as amended (the "Agreement"), between ITT Industries, Inc., an Indiana corporation ("ITT"), and
Cooper-Standard Automotive Inc., an Ohio corporation ("Purchaser"). All capitalized terms not defined herein shall have the same meaning ascribed thereto in the Agreement.

            WHEREAS, the parties hereto have previously executed and delivered the Agreement;

            WHEREAS, the parties wish to amend the Agreement; and

            NOW, THEREFORE, in connection with the Agreement, the transactions contemplated thereunder and the terms hereof, and in accordance with Sections
11.9 and 11.15 of the Agreement, the parties agree as follows:

            1.    Amendment to Section 2.3(b). Section 2.3(b) of the Agreement
is hereby amended by deleting the first sentence and replacing it in its entirety with the following:

      "With respect to the French branch of ITT Automotive Europe GmbH & Co. KG
      ("ITTAE"), on the Business Day prior to the Closing Date ITTAE and the applicable Designated Asset Purchaser shall execute the French
      Implementing Agreements in the forms set forth in Schedules 2.3(b)(i) and
      (ii) in order to effect, or with respect to the Owned Real Property located in France to proceed with the first step to effect, the transfer of title to the Purchased Assets and the assumption of Assumed Liabilities to which the French Implementing Agreements relate."

            2.    Amendment to Section 6.6(k). Section 6.6(k) of the Agreement
is hereby amended by (a) deleting the following words ", and any notes representing plan loans to participants," and (b) deleting the last sentence of
Section 6.6(k) in its entirety.

            3.    Amendment to Section 8.1 (Closing). Section 8.1 of the
Agreement is hereby amended by:

            (a)   deleting the words "Linklaters Oppenhoff Radler in Cologne"
and replacing them with the words "Wenger Plattner in Basel, Switzerland";

            (b)   deleting the words "on the day before" and replacing them
with the words "on the Business Day before"; and

            (c)   adding the words "; it being acknowledged that such transfer will occur in two steps and that title to the Owned Real Property located in
France will only be transferred to the applicable Designated Purchaser after the
Closing" to the end of the penultimate sentence.

FIRST AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT

                                                                               2

            4     Exhibit I. Exhibit I of the Agreement is hereby deleted in its entirety and is replaced by Exhibit I annexed hereto as Annex A.

            5.    Annex A. Annex A of the Agreement is hereby amended by
deleting the definition of "Target Net Working Capital" in its entirety and replacing it with the following:

            "Target Net Working Capital means U.S. $56,317,000.00."

            6.    Schedule 6.1. Schedule 6.1 of the Agreement is hereby deleted in its entirety and is replaced by Schedule 6.1 annexed hereto as Annex B.

            7.    Further Assurances.

            (a)   Each of the parties hereto agrees to use its reasonable best efforts to execute and deliver, or cause to be executed and delivered, all documents and to take, or cause to be taken, all actions that may be reasonably necessary or appropriate, in the reasonable opinion of counsel to Purchaser, to assign or otherwise transfer to ITT Fluid Handling Systems GmbH & Co. KG the leases for (i) the Leased Real Property located at Unnauer Weg 7a, D-50767,
Koeln-Lindweiler, Germany (Cologne Sales Office) and (ii) the Leased Real
Property located at ITT FHSE, John-F.- Kennedy-Allee 64/62, 38440 Wolfsburg,
Germany (Wolfsburg Sales Office).

            (b)   In the event that Purchaser or any of its Affiliate receives any Excluded Assets, Purchaser agrees to promptly return or cause the return of such assets to ITT at ITT's expense.

            8.    Owned Real Property. Each of the parties hereto agrees that the real property listed on Schedule I hereto shall be deemed to be Owned Real
Property.

            9.    Authorization. Each party to this Amendment hereby represents and warrants that:

            (a)   it has all necessary corporate power and authority to enter into and deliver this Amendment, to carry out its obligations hereunder and to consummate the transactions contemplated hereby;

            (b)   the execution and delivery of this Amendment by it, the
performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereunder have been authorized by all requisite corporate, shareholder or other action; and

            (c)   this Amendment has been duly executed and authorized by it and (assuming due authorization, execution and delivery by the other party)
constitutes a, valid and legally binding obligation of it, enforceable against it in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law)
and an implied covenant of good faith and fair dealing.

FIRST AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT

                                                                               3

            10.   Effect of the Amendment. Each party acknowledges that this
Amendment constitutes a written agreement as contemplated by Section 11.9 of the
Agreement. Except as expressly modified or amended hereby, all terms and provisions of the Agreement shall continue in full force and effect.

            11.   Governing Law. This Amendment shall be governed by, and
construed in accordance with, the laws of the State of New York, except for the internal matters of any corporation, partnership or similar entity, which shall be governed by the laws of the jurisdictions of incorporation of such corporation, partnership or similar entity.

            12.   Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by facsimile or other electronic transmission service shall be considered original executed counterparts for purposes of this paragraph; provided, that receipt of copies of such counterparts is confirmed.

FIRST AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT

            IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written

                                        ITT INDUSTRIES, INC.

                                        By: __________________________________
                                            Name:
                                            Title:

                                        COOPER-STANDARD AUTOMOTIVE INC.

                                        By: __________________________________
                                            Name:
                                            Title:

FIRST AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT

                                                                      Schedule I

Lot 12 of Amended Plat of TAIDC Industrial Park, according to the recorded plat thereof, as recorded in Liber 17 of Plats, page 1-3, Iosco County Records.

Tax parcel ID number: 033-T30-000-012-00.

Commonly know as 645 Aulerich Road, East Tawas Michigan 48730

FIRST AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT

                                                                         Annex A

                                    EXHIBIT I

                         1. Allocation of Purchase Price

            The Purchase Price shall be allocated as between the various portions of the Business, by country, as follows (more detailed allocations will be required for the businesses in Canada, France and U.S.):

                                                                                Percentage of
                                                                                Purchase Price
                                                                                --------------

Australia
     -- ITT Fluid Handling Systems Australia, PTY, LTD.*                                   0.0%

Canada
     -- ITT Industries of Canada L.P. in respect of the Business                          10.6%

China
     -- ITT Automotive-Fluid Handling Systems (Suzhou) Co., Ltd*                          0.00%

Czech Republic
     -- ITT Fluid Handling Systems Czech Republic s.r.o                                    1.1%

France
     -- ITT Automotive Europe GmbH & Co. KG in respect of the French branch                5.5%

Germany
     -- ITT Fluid Handling Systems GmbH & Co. KG                                           7.5%
     -- ITT Fulton Rohr GmbH & Co. KG**                                                   12.5%
     -- Fluid Handling Systems Management GmbH                                             0.0%

Mexico*
     -- ITT Automotive Fluid Handling Systems, S.A. de C.V.                                0.8%

United States***                                                                          62.0%
     -- ITT Automotive, Inc.
     -- Intellectual Property

TOTAL                                                                                      100%

*     Included as part of acquisition of ITT Automotive, Inc. (i.e. total purchase price for U.S. equals 62.8%)

**    Includes U.S. $30,000 for Fluid Handling Systems Management GmbH

FIRST AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT

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***   Purchase Price for U.S. Business to be allocated between stock of ITT
      Automotive, Inc. and Intellectual Property sold by ITT Industries, Inc.
      and ITT Manufacturing Enterprises, Inc.

   2. Further Allocation of Purchase Price Allocated to Canada, France and the
                                  United States

      a)    United States Allocation - Purchaser and ITT agree that the Purchase
            Price allocated to U.S. shall be U.S. $128,740,000 (includes
            Mexico). Purchaser and ITT agree that up to a maximum of U.S.
            $15,000,000 of the purchase price of the U.S. Business will be allocated to Intellectual Property and any other intangible assets of the Business owned by ITT and/or ITTME (including trademarks, tradenames, patents, and patent applications). Purchaser shall provide ITT with an appropriate value for such Intellectual Property upon completion of an outside appraisal of such assets to be performed by a third-party valuation firm. Purchaser shall provide such allocation consistent with the requirements of Section 3.5 of the Agreement.

      b)    Canada Allocation - Purchaser and ITT agree that the Canadian portion of the Purchase Price of U.S. $21,730,000 shall be allocated in the following manner:

                  i.    Real, Personal and Construction in Progress - U.S.
                        $9,200,000, in accordance with the attached schedule.

                 ii.    Cash, accounts receivables, prepaid accounts and all
                        other assets on the books - at their book value as of
                        the Closing Date.

                iii.    Inventory shall be marked up to include its realizable
                        profit, approximately 15%.

                 iv.    Balance to Goodwill.

      c)    French Allocation - Purchaser and ITT agree that the French portion of the Purchase Price of U.S. $11,275,000 ((euro) 9,020,000) and
            Assumed Liabilities of (euro) 1,587,050 shall be allocated in the following manner:

                  i.    Real estate (land and building) -     (euro) 1,393,503

                 ii.    Equipment (machinery & equipment) -   (euro) 3,222,212

                iii.    Other Property -                      (euro) 1,832,419

                 iv.    Inventories                           (euro)   743,459

                  v.    Receivables -                         (euro) 2,299,958

                 vi.    Goodwill -                            (euro) 1,115,498

FIRST AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT

                                                                         Annex B

                                  SCHEDULE 6.1

CONDUCT OF BUSINESS (SECTION 6.1):

Adopt, amend or modify any plans maintained (or to be maintained) at the ITT parent level, to the extent any such plan or amendment will affect a material amount of the ITT consolidated group employee population, or extend a medical plan that is maintained at the ITT parent level to the extent any such plan is included in the ITT national medical program.

ITT may amend its hourly pension and/or savings plans, provided that such amendments are made to all ITT Industries hourly pension and/or savings plans.

ITT may amend its flexible spending account plans to provide for certain statutorily permitted grace periods in 2005 and 2006.

The following persons, who, as of the date of the Agreement, are employed
(actively or inactively) by an FHS Company or an Asset Seller with respect to the Business, will not be Employees of an FHS Company or an Asset Seller with respect to the Business as of the Closing Date:

1)    C. H. Cole

2)    W. Ruczynski

3)    K. Steveley

4)    T. Tate

5)    E. Kastner

6)    R. Behnke

7)    T. Snow

FIRST AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT